Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Kori Doherty
AspenTech	ICR
+1 781-221-5273	+1 617-956-6730
david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Financial Results

for the First Quarter Fiscal 2011

Board of Directors Approve $40 Million Share Repurchase Program

Burlington, Mass. – November 2, 2010 – Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its first quarter of fiscal 2011, ended September 30, 2010.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The solid business momentum exiting fiscal 2010 continued into fiscal 2011.  While the first quarter is typically a seasonally weaker quarter, new and expanded adoption of our aspenONE product suites drove an approximate 1.5% sequential increase in the license portion of our total contract value.  We believe the company is on track toward achieving its full year objective of upper single digit to double digit growth in this metric, building on our three year CAGR of double digit growth.”

“We also delivered a significant year-over-year improvement in free cash flow and believe that we are well positioned to achieve our full year target of free cash flow in the mid-$50 million range.  With over $1.2 billion in total contract value and best-in-class renewal rates, we are confident in the long-term scalability of our cash flow,” added Fusco.  “In addition, we are pleased to announce that our Board of Directors approved a share repurchase program for up to $40 million, which is consistent with our intention to use our growing cash flow and strong balance sheet in ways that maximize shareholder value.”

Fusco concluded, “We are pleased to have completed the secondary offering of Advent International’s shares during the first quarter, after which their ownership position was reduced from over 30% to less than 10% of AspenTech’s common shares.  We believe the increased diversification of AspenTech’s shareholder base is a long-term positive for the company and its shareholders.”

First Quarter Business Highlights

•                 Total contract value, including the value of bundled maintenance, grew approximately 2.5% sequentially during the first quarter, while the license portion of total contract value grew approximately 1.5% sequentially.

•                 Bookings were approximately $74 million for the first quarter, compared to approximately $39 million in the first quarter of fiscal 2010.  Within bookings, new and expanded adoption drove the above mentioned sequential increase in the license portion of total contract value, and solid renewal activity contributed the remainder of total bookings.

•                 The value of future cash collections associated with the company’s subscription and multi-year term contracts was $653 million at the end of the first quarter, an increase from $625 million at the end of last quarter and $465 million at the end of the first quarter of fiscal 2010.

•                 The company closed 19 bookings of over $1 million during the first quarter, compared to 9 in the first quarter of fiscal 2010, and 34 bookings between $250,000 and $1 million, compared to 23 in the first quarter of fiscal 2010.

•                 Average deal size for bookings over $100,000 was approximately $806,000 in the first quarter, compared to approximately $561,000 in the first quarter of fiscal 2010.

Summary of First Quarter Financial Results

AspenTech’s total revenue of $43.1 million increased 8% from $39.8 million in the first quarter of the prior year.

•                  Subscription revenue includes all revenue associated with the company’s aspenONE subscription offering. Subscription revenue was $9.7 million in the first quarter of fiscal 2011, an increase from $0.03 million in the first quarter of fiscal 2010.  Subscription revenue is recognized over the course of the multi-year agreement, and recognition begins when the first payment is due, which is typically 30 days after the contract is signed.

•                  Software revenue includes all non-subscription-based license revenue, including term-based contracts for point products as well as perpetual licenses.  Software revenue was $9.3 million in the first quarter of fiscal 2011, compared to $11.1 million in the year ago period.

•                  Services & other revenue, which includes professional services, maintenance and other revenue, was $24.1 million in the first quarter of fiscal 2011, compared to $28.7 million in the year ago period.

For the quarter ended September 30, 2010, AspenTech reported a loss from operations of $19.7 million due primarily to the ratable revenue recognition associated with the company’s aspenONE subscription offering.  For the quarter ended September 30, 2009, the company reported a loss from operations of $24.8 million.

Net loss was $15.5 million for the first quarter of fiscal 2011, leading to net loss per basic and diluted share of $0.17, compared to net loss per diluted share of $0.23 in the same period last fiscal year.

Non-GAAP loss from operations, which adds back stock-based compensation expense and restructuring charges, was $16.9 million for the first quarter of fiscal 2011, compared to a non-GAAP loss from operations of $22.6 million in the same period last fiscal year.  Non-GAAP net loss was $12.8 million, or ($0.14) per share, for the first quarter of fiscal 2011, compared to a non-GAAP net loss of $19.0 million, or ($0.21) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $123.2 million at September 30, 2010, a decrease of $1.8 million from the end of the prior quarter.  The company generated $6.4 million in cash flows from operations and invested $0.8 million in capital expenditures, leading to free cash flow of $5.6 million for the three months ended September 30, 2010.  The company continued to reduce its secured borrowings balance, which was $71.2 million at the end of the first quarter, down $4.9 million compared to $76.1 million at the end of the fourth quarter of fiscal 2010.

Board of Directors Approve $40 Million Share Repurchase Program

AspenTech also announced today that the Board of Directors approved a share repurchase program for up to $40 million. The timing and amount of any shares repurchased will be determined by AspenTech based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when AspenTech might otherwise be precluded from doing so under applicable insider trading laws and regulations. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with AspenTech’s equity incentive plans and for other corporate purposes.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, November 2, at 8:00 a.m. (Eastern Time), to discuss the company’s financial results for the first quarter fiscal year 2011 as well as the company’s business outlook.  The live dial-in number is (877) 245-0126, conference ID code 20170114. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (800) 642-1687 or (706) 645-9291, conference ID code 20170114 through November 9, 2010.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. Our aspenONE® software and related services have been developed specifically for companies in the process industries, including energy, chemicals, pharmaceuticals, and engineering and construction. Customers use our solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2010 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second and third paragraphs of this press release contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: customers’ failure to adopt the aspenONE subscription offering at the rate expected by AspenTech; AspenTech’s failure to realize the anticipated financial (including cash flow) and operational benefits of the aspenONE subscription offering; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in our internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.

AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Three Months Ended
	September 30,
	2010	2009
Revenue:
Subscription	$9,656	$25
Software	9,311	11,082
Total subscription and software	18,967	11,107
Services and other	24,133	28,689
Total revenue	43,100	39,796
Cost of revenue:
Subscription and software	2,122	1,773
Services and other	11,126	15,696
Total cost of revenue	13,248	17,469
Gross profit	29,852	22,327
Operating expenses:
Selling and marketing	20,351	20,552
Research and development	12,575	10,894
General and administrative	16,557	15,414
Restructuring charges	77	271
Total operating expenses	49,560	47,131
Loss from operations	(19,708)	(24,804)
Interest income	3,702	5,449
Interest expense	(1,244)	(2,411)
Other income, net	2,664	2,269
Loss before income taxes	(14,586)	(19,497)
Provision for income taxes	(882)	(1,565)
Net loss	$(15,468)	$(21,062)
Loss per common share:
Basic	$(0.17)	$(0.23)
Diluted	$(0.17)	$(0.23)
Weighted average shares outstanding:
Basic	92,689	90,107
Diluted	92,689	90,107

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share data)

	September 30,	June 30,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$123,161	$124,945
Accounts receivable, net	26,190	31,738
Current portion of installments receivable, net	53,291	51,729
Current portion of collateralized receivables	23,923	25,675
Unbilled services	2,144	1,860
Prepaid expenses and other current assets	7,468	5,236
Prepaid income taxes	429	7,468
Deferred tax assets	1,678	1,632
Total current assets	238,284	250,283
Non-current installments receivable, net	70,205	76,869
Non-current collateralized receivables	23,194	25,755
Property, equipment and leasehold improvements, net	7,677	8,057
Computer software development costs, net	2,188	2,367
Goodwill	17,839	17,361
Non-current deferred tax assets	11,758	11,597
Other non-current assets	2,629	2,424
Total assets	$373,774	$394,713

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowing	$27,836	$30,424
Accounts payable	4,707	6,092
Accrued expenses and other current liabilities	34,295	49,890
Income taxes payable	1,486	1,161
Deferred revenue	72,873	67,852
Current deferred tax liability	424	398
Total current liabilities	141,621	155,817
Long-term secured borrowing	43,377	45,711
Long-term deferred revenue	28,568	19,427
Non-current deferred tax liability	953	956
Other non-current liabilities	31,285	31,832
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares at September 30, 2010 and June 30, 2010 Issued and outstanding— none at September 30, 2010 and June 30, 2010
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 93,285,818 shares at September 30, 2010 and 92,668,280 shares at June 30, 2010 Outstanding— 93,052,354 shares at September 30, 2010 and 92,434,816 shares at June 30, 2010	9,329	9,267
Additional paid-in capital	517,706	515,729
Accumulated deficit	(406,506)	(391,038)
Accumulated other comprehensive income	7,954	7,525
Treasury stock, at cost—233,464 shares of common stock at September 30, 2010 and June 30, 2010	(513)	(513)
Total stockholders’ equity	127,970	140,970
Total liabilities and stockholders’ equity	$373,774	$394,713

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Three Months Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(15,468)	$(21,062)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,361	1,974
Net foreign currency (gain) loss	(2,179)	21
Stock-based compensation	2,697	1,907
Loss on the disposal of property, equipment and leasehold improvements	—	39
Deferred income taxes	46	66
Provision for bad debts	717	218
Changes in assets and liabilities:
Accounts receivable	5,241	13,226
Unbilled services	(287)	(2,539)
Prepaid expenses, other assets and prepaid income taxes	4,791	500
Installments and collateralized receivables	11,901	13,277
Income taxes payable	208	(816)
Accounts payable, accrued expenses and other liabilities	(16,646)	(9,057)
Deferred revenue	14,006	(3,027)
Net cash provided by (used in) operating activities	6,388	(5,273)
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(588)	(873)
Capitalized computer software development costs	(176)	(270)
Net cash used in investing activities	(764)	(1,143)
Cash flows from financing activities:
Exercise of stock options	137	—
Proceeds from secured borrowings	1,924	—
Repayment of secured borrowings	(9,341)	(5,906)
Payment of tax withholding obligations related to restricted stock	(796)	(93)
Net cash used in financing activities	(8,076)	(5,999)
Effects of exchange rate changes on cash and cash equivalents	668	(833)
Decrease in cash and cash equivalents	(1,784)	(13,248)
Cash and cash equivalents, beginning of period	124,945	122,213
Cash and cash equivalents, end of period	$123,161	$108,965

Supplemental disclosure of cash flow information:
Interest paid	$1,581	$2,415
Income tax (refund) paid, net	(6,496)	2,978

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to non-GAAP results.
(Unaudited and in thousands)

	Three Months Ended September 30
	2010	2009
Total expenses
GAAP total expenses (a)	$62,808	$64,600
Less:
Stock-based compensation (b)	(2,697)	(1,907)
Restructuring charges	(77)	(271)
Non-GAAP total expenses	$60,034	$62,422

Loss from operations
GAAP loss from operations	$(19,708)	$(24,804)
Plus:
Stock-based compensation (b)	2,697	1,907
Restructuring charges	77	271
Non-GAAP loss from operations	$(16,934)	$(22,626)

Net loss
GAAP net loss	$(15,468)	$(21,062)
Plus:
Stock-based compensation (b)	2,697	1,907
Restructuring charges	77	271
Less:
Income tax effect on Non-GAAP items	(89)	(94)
Non-GAAP net loss	$(12,783)	$(18,978)

Diluted loss per share
GAAP diluted loss per share	$(0.17)	$(0.23)
Plus:
Stock-based compensation (b)	0.03	0.02
Restructuring charges	0.00	0.00
Less:
Income tax effect on Non-GAAP items	(0.00)	(0.00)

Non-GAAP diluted loss per share	$(0.14)	$(0.21)

Shares used in computing diluted loss per share	92,689	90,107

(a) GAAP total expenses

	Three Months Ended September 30
	2010	2009
Total costs of revenue	$13,248	$17,469
Total operating expenses	49,560	47,131
GAAP total expenses	$62,808	$64,600

(b) Stock-based compensation expense was as follows:

	Three Months Ended September 30
	2010	2009
Cost of service and other	$253	$223
Selling and marketing	896	770
Research and development	289	141
General and administrative	1,259	773
Total stock-based compensation	$2,697	$1,907